UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 12, 2018

AutoWeb, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-34761	33-0711569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18872 MacArthur Boulevard, Suite 200, Irvine, California		92612-1400
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (949) 225-4500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 12, 2018, in connection with a management reorganization and realignment of its internal business units, AutoWeb, Inc. (“AutoWeb” or “Company”) terminated the employment of five officers of the Company without cause effective immediately, including Mr. John Skocilic, the Company’s Executive Vice President, Chief Information Officer. The other terminated officers were the Company’s Executive Vice President, Mobile, Lead Operations and Product Development; Senior Vice President, Technology; Vice President, Products; and Vice President, Dealer and Consumer Services. In connection with the termination of their employment, each of these former officers will be entitled to certain severance benefits as provided in their existing: (i) severance benefits agreements, conditioned upon the execution and delivery to AutoWeb, without revocation, of a separation agreement and release; and (ii) equity-based compensation award agreements. The Company estimates that the expense associated with the foregoing severance benefits, to be incurred in the Company’s current fiscal quarter, will be approximately $2.4 million, consisting of: (i) cash payments of approximately $1.2 million and (ii) equity-based compensation expenses related to the acceleration of the vesting of stock options and restricted stock of approximately $1.2 million.

The foregoing statement regarding the Company’s estimated expenses associated with the above-described severance benefits is a forward-looking statement and is based on current expectations, assumptions, estimates and projections. The Company’s actual results and the timing of events may differ significantly from those discussed in the forward-looking statements as a result of various factors, many of which are beyond the Company’s control, and those factors discussed in the Company’s annual and quarterly reports filed with the Securities and Exchange Commission under the caption “Risk Factors.” Because of these factors, risks and uncertainties, we caution against placing undue reliance on forward-looking statements.  Except to the extent as may be required by law, the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 12, 2018
AUTOWEB, INC.
By:	/s/ Glenn E. Fuller
Glenn E. Fuller, Executive Vice President, Chief Legal and Administrative Officer and Secretary